Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2019)

Subsidiary	Jurisdiction	Assumed Names

U.S. Enitites
A&A Auto Parts Stores, Inc.	Pennsylvania
AIM Recycling Florida, LLC (50.01% stake)	Delaware	AIM Recycling West Palm; AIM Recycling Medley; AIM Recycling Davie
American Recycling International, Inc.	California	Pick A Part Auto Dismantling
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford; LKQ Heavy Duty Truck ARSCO; LKQ Heavy Duty Truck Core; LKQ Pick Your Part Rockford; LKQ Pick Your Part Chicago Heights
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
AutoTech Fund I L.P. (8.25% stake)	Delaware
Ecology Recycling Services, LLC (33.33% stake)	California
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California	Transwheel, Coast to Coast International; LKQ of Cleveland; Keystone Automotive-San Francisco Bay Area; Chrome Enhancements
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
Lakefront Capital Holdings, LLC	California
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More; LKQ of Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma	LKQ Self Service Auto Parts - Oklahoma City
LKQ Auto Parts of Central California, Inc.	California	LKQ Valley Truck Parts; LKQ Specialized Auto Parts; LKQ ACME Truck Parts; All Engine Distributing
LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee; LKQ Preferred
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas; LKQ Self Service Auto Parts-Austin
LKQ Auto Parts of Utah, LLC	Utah
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store; LKQ Automotive Core Services; LKQ International Sales; LKQ of El Paso
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
LKQ Central, Inc.	Delaware
LKQ Corporation	Delaware
LKQ Delaware LLP	Delaware
LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem

Subsidiary	Jurisdiction	Assumed Names
LKQ Foster Auto Parts, Inc.	Oregon
LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking; LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ KC Truck Parts-Montana; LKQ Wholesale Truck Parts; LKQ of Eastern Idaho

LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts; LKQ Chicago; LKQ Self Service Auto Parts-Milwaukee
LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	LKQ Fleet Solutions
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas; LKQ Parts Outlet-Los Angeles
LKQ Metro, Inc.	Illinois
LKQ Midwest, Inc.	Delaware
LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto; LKQ Auto Parts of Lincoln
LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend; LKQ Kentuckiana; LKQ Pick Your Part
LKQ of Michigan, Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ Northeast, Inc.	Delaware	LKQ Thruway Auto Parts; LKQ Venice Auto Parts; LKQ Triple Nickel Trucks
LKQ Pick Your Part Southeast, LLC	Delaware	LKQ Self Service Auto Parts-Orlando; LKQ Pick Your Part
LKQ Receivables Finance Company, LLC	Delaware
LKQ Self Service Auto Parts-Holland, Inc.	Michigan	LKQ Pick Your Part
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan	LKQ Self Service Auto Parts-Grand Rapids; LKQ Pick Your Part
LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma	LKQ Pick Your Part
LKQ Southeast, Inc.	Delaware
LKQ Fort Myers; LKQ Heavy Truck-Tampa; LKQ Pick Your Part; LKQ Gulf Coast; LKQ Plunks Truck Parts & Equipment - West Monroe; LKQ of Carolina; LKQ Richmond; LKQ East Carolina; LKQ Self Service East NC ; LKQ Self Service Auto Parts-Charlotte; LKQ Pick Your Part; LKQ Heavy Duty Truck Charlotte; LKQ Heavy Duty Truck-Universal Truck Parts; LKQ Heavy Truck-Universal; LKQ Melbourne; LKQ North Florida; LKQ South Florida; LKQ West Florida;

LKQ Southwick LLC	Massachusetts
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
LKQ TriplettASAP, Inc.	Ohio	LKQ Heavy Truck-Goody's; LKQ Pittsburgh; LKQ Pick Your Part; Cockrell's Auto Parts
LKQ West Michigan Auto Parts, Inc.	Michigan
North American ATK Corporation	California
PGW Auto Glass, LLC	Delaware
Pick-Your-Part Auto Wrecking	California	LKQ Pick A Part-San Bernardino; LKQ Midnight Auto & Truck Recyclers; LKQ Pick A Part-Hesperia; LKQ Desert High Truck & Auto Recyclers; LKQ Pick A Part-Riverside; LKQ Hillside Truck & Auto Recyclers
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Heavy Truck-Maryland

Subsidiary	Jurisdiction	Assumed Names
Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts
Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California; LKQ Reno; LKQ Specialized Parts Planet; LKQ ACME Truck Parts; LKQ Auto Sales of Rancho Cordova
Rydell Motor Company, LLC (1% stake)	Iowa
Scrap Processors, LLC	Illinois
U-Pull-It, Inc.	Illinois	LKQ PickYour Part Blue Island
U-Pull-It, North, LLC	Illinois	LKQ Pick Your Part
Warn Industries, Inc.	Delaware

Subsidiary	Jurisdiction	Assumed Names

Foreign Entities
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
Ageres B.V.	Netherlands
Alfa Paints B.V.	Netherlands
Andrew Page 1917 Limited	England & Wales
Annex-Technik GmbH (subsidary of PV Automotive GmbH)	Germany
AP Logistics Belgie NV (Sator Holding B.V. 71% share & Fource Services 29% share)	Belgium
AP Logistics B.V.	Netherlands
APM Automotive s.r.o.	Czech Republic
Aquafax Limited	England & Wales
Arleigh Group Limited	England & Wales
Arleigh International Limited	England & Wales
A.S.A.P. Supplies Limited	England & Wales
ATR International AG (2% stake; 20% subsidary of Auto-Teile-Ring)	Germany
Autoteileland AL GmbH (subsidary of PV Automotive GmbH)	Germany
Auto-Teile-Ring-GmbH (37.5% stake)	Germany
Atracco AB	Sweden
Atracco AS	Norway
Atracco Auto AB	Sweden
Atracco Group AB	Sweden
Atracco Tromso AS
Auto Kelly a.s.	Czech Republic
Auto Kelly Slovakia s.r.o.	Slovakia
Automotive Academy B.V.	Netherlands
Automotive Data Services Limited	England & Wales
Autoteile Supermarkt GmbH (59% subsidiary of Neimke Holding)	Germany
Auto Wessel B.V.	Netherlands
Belgian Carparts Corporation CVBA	Belgium
Blue Moose Holdings Ltd.	England & Wales
B.M. S.r.l.	Italy
BRUNN GmbH (subsidary of PV Automotive GmbH)	Germany
Car Parts 4 Less Limited	England & Wales

Subsidiary	Jurisdiction	Assumed Names
Car Systems B.V.	Netherlands
Centro Ricambi Rhiag S.r.l.	Italy
Commercial Parts UK Holdco Limited (25% stake)	England & Wales
CZ Aftermarket Holding GmbH (51.8% stake)	Germany
Digraph Transport Supplies Limited (subsidiary of Commercial Parts UK Holdco Limited)	England & Wales
Distribuidora Hermanos Copher Internacional, SA	Guatemala
ECP France SAS	France
ELIT CZ, Spol s.r.o.	Czech Republic
Elit Group Ltd.	Switzerland
Elit Kar OOD (20% stake)	Bulgaria
ELIT Polska sp.z.o.o.	Poland
ELIT Slovakia s.r.o.	Slovakia
ELIT Ukraine LLC	Ukraine
Era S.r.l.	Italy
Euro Car Parts Ireland Limited	Ireland
Euro Car Parts Limited	England & Wales
Euro Car Parts Nordic AB	Sweden
Euro Car Parts (Northern Ireland) Limited	Northern Ireland
Euro Garage Solutions Ltd	England & Wales
Fource Automotive BV	Netherlands
Fource BV	Netherlands
Fource Holding B.V.	Netherlands
Fource Project B.V.	Netherlands
Fource Services B.V.	Netherlands
GHS Automotive B.V.	Netherlands
Harrems Tools B.V.	Netherlands
Harrems Tools N.V. (Harrems Tools B.V. 95% stake & Fource Services 5% stake)	Belgium
Hartsant Crash Repair Bvba	Belgium
heptus 292. GmbH	Germany
Heuts Beheer B.V.	Netherlands
Heuts DHZ B.V.	Netherlands
HF Services B.V.	Netherlands
HF Services BVBA (Van Heck Interpieces NV 99.9% share & Fource Holding B.V. 0.1%)	Belgium
I4B Sp.z.o.o. (51.2% subsidary of Optimal AG & Co. KG)	Poland
In2-Connect Platform Limited	England & Wales
In2 Developments Limited	England & Wales
In2 Management Group Limited	England & Wales

Subsidiary	Jurisdiction	Assumed Names
IPAR Industrial Partners B.V.	Netherlands
inSiamo Scarl (24.32% stake)	Italy
J. Elmer s.r.o.	Czech Republic
JCA Coatings Limited	England & Wales
Karkraft (N.I.) Limited	Northern Ireland
Karstorp Bildemontering AB	Sweden
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries ON, Inc.	Canada (Federal)
Klaus Autozubehor Grosshandel GmbH (30% stake)	Germany
Láng Kft.	Hungary
LKQ Belgium BVBA	Belgium
LKQ Canada Auto Parts Inc.	Canada (Federal)
LKQ Euro Limited	Ireland
LKQ Europe GmbH	Switzerland
LKQ European Holdings B.V.	Netherlands
LKQ European Services B.V.	Netherlands
LKQ German Holdings GmbH	Germany
LKQ India Private Limited	India
LKQ Italia S.r.l.	Italy
LKQ Italia Bondco S.p.A.	Italy
LKQ Netherlands B.V.	Netherlands
LKQ Ontario LP	Ontario
Marine Mart Limited	England & Wales
Markesdemo AB (7.04% stake)	Sweden
Matorit Data AB	Sweden
Mekonomen AB (26.5% stake)	Sweden
Messmer GmbH	Germany
Midland Chandlers Limited	England & Wales
Milano Distribuzione 2 S.r.l.	Italy
Motorparts S.r.l.	Italy
M.P.M. International Oil Company B.V.	Netherlands
MTS Marken Technik Service GmbH & Co. KG (2.57% subsidary of PV Automotive GmbH)	Germany
MTS Marken Technik Service Verwaltungs GmbH (subsidary of MTS Marken Technik Service GmbH & Co. KG)	Germany
Neimke AT GmbH & Co. KG (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimke AT Verwaltungs GmbH (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimke Geschaftsfuhrungs-und Verwaltungs GmbH (74% stake)	Germany

Subsidiary	Jurisdiction	Assumed Names
Neimke GmbH & Co. KG (74% stake)	Germany
Neimke Holding GmbH (subsidiary of Neimke GmbH & Co. KG)	Germany
Nipparts B.V.	Netherlands
Nipparts Deutschland GmbH	Germany
Nova Leisure Limited	England & Wales
NPR Auto Trading Limited	Ireland
NTP/Stag Canada Inc.	Canada (Federal)
Obdo Forvaltning AB	Sweden
Orebro Bildemontering AB	Sweden
Optimal AG & Co. KG	Germany
Optimal Asia Ltd. (60% subsidary of Optimal AG & Co. KG)	Hong Kong
Optimal Benelux Bvba (60.75% subsidary of Optimal AG & Co. KG)	Belgium
Optimal France S.a.r.l. (subsidary of Optimal AG & Co. KG)	France
Optimal Istanbul Yedek Parca Otomotiv Sanayi Ve Ticaret A.S. (95% subsidary of Optimal AG & Co. KG)	Turkey
Optimal Otomotiv Dis Ticaret A.S. (subsidary of Optimal AG & Co. KG)	Turkey
Optimal Polska Sp.z.o.o. (51% subsidary of Optimal AG & Co. KG)	Poland
Optimalrecambio Cia Ltda. (51% subsidary of Optimal Recambios S.L)	Ecuador
Optimal Recambios S.L. (26.4% subsidary of Optimal AG & Co. KG)	Spain
Optimal UK Distribution Limited (80% subsidary of Optimal AG & Co. KG)	England & Wales
Optimal Verwaltungs AG (subsidary of Optimal AG & Co. KG)	Germany
Pala Holding, B.V.	Netherlands
Partslife GmbH (2.27% subsidary of PV Automotive GmbH)	Germany
PGW Auto Glass, ULC	Nova Scotia
Pika Autoteile GmbH	Germany
PV Automotive GmbH (66.67% stake)	Germany
PV Technik GmbH (subsidary of PV Automotive GmbH)	Germany
Q-Parts24 GmbH & Co. KG (51% subsidary of Optimal AG & Co. KG)	Germany
Q-Parts24 Verwaltstungs GmbH (subsidary of Q-Parts24 GmbH & Co. KG)	Germany
Recopart AB	Sweden
Rhiag Group Ltd.	Switzerland
Rhiag-Inter Auto Parts Italia S.r.l.	Italy
Rhiag Services Slovakia s.r.o.	Slovakia
Rhino BidCo S.r.l.	Italy

Subsidiary	Jurisdiction	Assumed Names
Rijsbergen Automotive BV	Netherlands
Rijsbergen CarTAL Beheer B.V.	Netherlands
S.C. ELIT Romania S.r.l.	Romania
SiM Impex d.o.o.	Bosnia and Herzegovina
Spectrum Verf B.V.	Netherlands
Stahlgruber Beteilligungsgesellschaft mbH	Germany
Stahlgruber Communication Center GmbH	Germany
Stahlgruber d.o.o.	Croatia
Stahlgruber S.r.l.	Italy
Stahlgruber Gesellschaft m.b.H.	Austria
Stahlgruber GmbH	Germany
Stahlgruber Holding GmbH	Germany
Stahlgruber trgovina d.o.o. (51% stake)	Croatia
Stahlgruber trgovina d.o.o.	Slovenia
Stahlgruber CZ s.r.o.	Czech Republic
Starmann Sp.z.o.o. Kolobrzeg (51% subsidary of Optimal AG & Co. KG)	Poland
Sztarman Ukraine Sp.z.o.o. (67% subsidary of Starmann Sp.z.o.o. Kolobrzeg)	Ukraine
Upplands Bildemontering AB	Sweden
Valla Bildemontering AB	Sweden
Vanesch Verf Belgie B.V.	Belgium
Vanesch Verf Groep B.V.	Netherlands
Vanesch Verf Nederland B.V.	Netherlands
Van Heck Interpieces N.V. (71% Fource Holding B.V & 29% Fouce Services B.V.)	Belgium
Van Heck Interpieces France S.A.S.	France
Van Heck Vastgoed B.V.	Netherlands
Vaxjo Lackcenter AB	Sweden
VEGE AUTOMOTIVE SPAIN, S.L.U.	Spain
VEGECOM S.A.R.L. (subsidary of VEGE Moteurs S.A.)	Tunisia
Vége de Mexico S.A. de C.V.	Mexico
VEGE Moteurs S.A. (subsidary of Intermotor B.V.)	Tunisia
Vege-Motodis S.A. de C.V.	Mexico
Vehicle Data Services Limited	England & Wales
Verfhandel Willy Pijnenborg B.V.	Netherlands
Widells Bilplat Eftr AB	Sweden
WJCM de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico